UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

G REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-50261 (Commission File Number)	52-2362509 (IRS Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective March 8, 2005, the Board of Directors of G REIT, Inc. appointed Glenn L. Carpenter to serve as an independent director. Mr. Carpenter, 62, is the President, Chief Executive Officer and Chairman of FountainGlen Properties, LP, a privately held company in Newport Beach, California that develops, owns and operates apartment communities for active seniors. Prior to serving with FountainGlen, from 1994 to 2001, Mr. Carpenter was the Chief Executive Officer and founder of Pacific Gulf Properties Inc., a publicly traded REIT that developed and operated industrial business parks and various types of apartment communities. From 1970 to 1994, Mr. Carpenter served as President and Chief Executive Officer, as well as other officer positions of Santa Anita Realty Enterprises Inc., a publicly traded REIT that owned and managed industrial office buildings, apartments and shopping centers. Mr. Carpenter received his BS in Accounting in 1967 from California State University, Long Beach. He has received numerous honors in the real estate field including the 2000 Real Estate Man of the Year Award and was voted the 1999 Orange County Entrepreneur of the Year. Mr. Carpenter sits on the Board of Councilors of the School of Gerontology at the University of Southern California, Irvine and is a council member of the American Seniors Housing Association and Urban Land Institute.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.
Date: March 10, 2005	By:	/s/ Anthony W. Thompson
Anthony W. Thompson
President and Chief Executive Officer